Exhibit 10.7

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (the “Agreement”) is made as of February 28, 2008, by

PROCATH CORPORATION, a New Jersey corporation bearing federal employer identification number 22-3261466 and New Jersey state organizational number 0100568383 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091 (being hereinafter referred to as “Assignor”)

in favor of

KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 (together with its affiliates and subsidiaries, and all successors and assigns thereof hereinafter collectively referred to as “Lender”)

WITNESSES THAT:

(1) WHEREAS, Lender is currently extending certain loan facilities on a joint and several basis to the following entities (the following entities being hereinafter collectively called “Borrowers” and individually called a “Borrower”):

EP MEDSYSTEMS, INC., a New Jersey corporation bearing federal employer identification number 22-3212190 and New Jersey state organizational number 0100541773 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091,

and

PROCATH CORPORATION, a New Jersey corporation bearing federal employer identification number 22-3261466 and New Jersey state organizational number 0100568383 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091;

(2) WHEREAS, the aforesaid loan facilities, together with all extensions, modifications (including increases and decreases in amount), refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof, being hereinafter collectively and individually referred to as the “Loans”;

(3) WHEREAS, the Loans are being extended pursuant to the terms and conditions of a certain Revolving/Term Loan Agreement by and among Lender and Borrowers and dated even date herewith, as modified, amended, restated, extended or supplanted from time to time, such agreement, together with all extensions, modifications, refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof made from time to time hereafter being hereinafter collectively referred to as the “Loan Agreement”;

(4) WHEREAS, the Loan Agreement and any and all other documents (including any notes), instruments, writings and agreements related thereto, together with all extensions, modifications, refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof, are hereinafter collectively and individually referred to as the “Loan Documents”;

(5) WHEREAS, it is a condition of Lender’s obligation to continue to extend the Loans to Borrowers under the Loan Agreement or otherwise that Assignor execute and deliver to Lender this Agreement;

(5) WHEREAS, to induce Lender to perform and/or to continue to perform its obligations under the Loan Documents or otherwise, Assignor is willing to execute and deliver this Agreement to Lender and to perform Assignor’s obligations hereunder;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth in the Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees and covenants in favor of Lender as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

1.1	“Agreement” means this Patent Security Agreement, and any and all schedules and exhibits annexed hereto, together with all extensions, modifications, refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings hereof,

1.2	“Collateral” means each and all of the following collectively and individually:

(a)	each of the Patents and the goodwill of the business symbolized by each of the Patents;

(b)	each of the Licenses;

(c)	all accounts, contract rights and general intangibles of Assignor arising under or relating to the Licenses, whether now existing or hereafter arising,

including, without limitation, (1) all moneys due and to become due under any License, (2) any damages arising out of or for breach or default in respect of any such License, (3) all other amounts from time to time paid or payable under or in connection with any such License, and (4) the right of Assignor to terminate any such License or to perform and to exercise all remedies thereunder;

(d)	any claims by Assignor against third parties, and all proceeds of suits, for infringement of the Patents, and the rights to sue for past, present and future infringements and all rights corresponding thereto in the United States; and

(e)	as to all of the foregoing (a) through (d) inclusive, any and all cash proceeds, non-cash proceeds and products thereof, additions and accessions thereto, replacements and substitutions therefor, and all related books, records, journals, computer print-outs and data, of Assignor.

1.3	“Events of Default” means any one or more of the events set forth in Section 5 of this Agreement.

1.4	“Licenses” means, collectively and individually, any and all Patent license agreements granted by Assignor to third parties, whether now existing or hereafter arising, as any of same may from time to time be amended or supplemented, including, but not limited to, the license agreements listed on Schedule B annexed hereto and made a part hereof.

1.5	“Obligations” means each and all of the following collectively and individually:

(a)	principal due on the Loans and any note now or hereafter evidencing any of the Loans (including all advances and re-advances under the Loans and any aforesaid note) to be paid with interest thereon as required by the Loan Agreement and any such note;

(b)	advances and re-advances which are and which may be made from time to time by Lender to either Borrower not in compliance with any limitation imposed by the Loan Agreement;

(c)	advances and re-advances which are and which may be made from time to time by Lender on behalf of or for the account of either Borrower over and above any monetary limitation on the Loans and/or over and above any other lending limitation contained in the Loan Agreement, and the interest thereon;

(d)	all amounts which Lender has actually advanced or is contingently liable to advance on account of Letters of Credit; and/or in the event that Lender is not itself the issuer of any Letter of Credit, all amounts which Lender actually advances or is contingently liable to advance to any such issuer on account of the Letters of Credit;

(e)	any and all other advances and re-advances made by Lender prior to, on and after the date of this Agreement to, or on the account of, either Borrower;

(f)	any and all interest, commissions, checking account overdrafts, bank overdrafts, and other loans, advances, obligations, liabilities and indebtedness owed by either Borrower to Lender (whether direct or indirect, primary, secondary, contingent, joint or several, and regardless of how acquired by Lender) which are due or which will arise or become due in the future, no matter how or when arising and whether under the Loan Documents or under any other now existing or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(g)	the performance and fulfillment by each Borrower of all the terms, conditions, promises, covenants and provisions contained in the Loan Documents, or in any other now existing agreement or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(h)	each Borrower’s obligation to indemnify Lender from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which Lender may incur (or which may be claimed against Lender by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under the Loan Agreement or any of the other Loan Documents, or under any other now existing agreement or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(i)	the amount due upon any notes or other obligations given to, or received by, Lender on account of any of the foregoing; and

(j)	any “Obligations” as such terms may now or hereafter be defined in the Loan Agreement.

1.6	“Patents” means, collectively and individually, each and all of the following:

(a)

patents, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and

Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensed by Assignor, including, but not limited to, those listed on Schedule A annexed hereto and made a part hereof; and

(b)	patents, whether now or hereafter owned by Assignor which has not or is not required to be registered or recorded in any jurisdiction; and

(c)	reissues, extensions or renewals thereof and all licenses thereof (including, without limitation, all license agreements).

2. Security Interest.

2.1 Assignor, to secure payment and performance of all Obligations of each Borrower to Lender, hereby grants Lender a security interest in, all of Assignor’s right, title and interest in and to all of the Collateral, and such security interest shall be deemed to include the right (but not the obligation) to sue or recover in the name of Assignor for all damages or profits arising out of past infringement and/or infringement that may arise during the period that this Agreement shall be in force between the parties, on any of the Collateral, or for injury to said goodwill, or acts of unfair competition either under Federal or State Law. The security interest granted herein shall remain in full force and effect until all of the Obligations of Borrowers to Lender are fully paid and satisfied.

2.2 The security interest granted pursuant to this Agreement shall create a continuing security interest in the Collateral which shall (a) remain in full force and effect until payment in full in cash or in another manner acceptable to Lender and termination of the Obligations of Borrowers to Lender, (b) be binding upon Borrower, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Lender and its successors, transferees and assigns.

2.3 Upon the payment in full in cash or in another manner acceptable to Lender and termination of the Obligations of Borrowers to Lender then outstanding, this Agreement shall terminate and all rights granted as security in the Collateral to Lender shall revert to Assignor. Upon any such termination, Lender will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

3. Representations, Warranties and Covenants of Assignor. Assignor hereby represents, warrants, covenants and agrees as follows:

3.1 Title to the Patents. Assignor has sole, exclusive, full, clear and unencumbered right, title and interest in and to the Patents and, to Assignor’s knowledge, the registrations of the Patents are valid and subsisting and in full force and effect. The Patents have not been abandoned, suspended, voluntarily terminated or cancelled by Assignor and have not been adjudged invalid or unenforceable.

3.2 Use of the Patents. Except to the extent that (a) Lender shall in writing consent, or (b) Assignor determines in its reasonable business judgment that a Patent of Assignor has negligible economic value and such Patent is no longer utilized in the ordinary course of Assignor’s business, Assignor (either itself or through licensees) has used and will continue to use the Patents on each and every class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Patents in full force free from any claim of abandonment for non-use and Assignor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any of the Patents may become invalidated, abandoned, unenforceable, avoided, avoidable or otherwise diminished in value, and shall notify Lender immediately if it knows of any reason or has reason to know of any ground under which any of the foregoing may occur.

3.3 License or Assignment of Patents.

(a) Assignor has sole, exclusive, full, clear and unencumbered right, title and interest as licensor in and to the License agreements listed on Schedule B annexed hereto and, except as set forth in said Schedule B, all such License agreements are valid and in full force and effect. Assignor’s licensor rights have not been abandoned, suspended, voluntarily terminated or cancelled by Assignor have not been adjudged invalid or unenforceable.

(b) Assignor may in the ordinary course of business license Patents to any party provided (1) no Event of Default has occurred under the Loan Documents, (2) the terms and conditions of the License are usual and customary for the License in question, (3) the rights of the licensee are subordinate to the rights of Lender in the Patent, (4) Assignor provides Lender with a copy of the License within 5 days of the execution thereof, and (5) Assignor complies with the provisions of Section 3.6 below so as to extend to Lender with respect to the affected License the right and remedies afforded by this Agreement.

(c) Assignor shall not assign any of the Patents to any party without the prior written consent of Lender.

3.4 Further Assurances. Assignor will perform all acts and execute all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, reasonably requested by Lender at any time to evidence, perfect, maintain, record and enforce Lender’s interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and Assignor hereby authorizes Lender to execute and file (with or without the signature of Assignor) one or more financing statements (and similar documents) or copies thereof or this Agreement with respect to the Collateral signed only by Lender.

3.5 Costs and Expenses. Assignor shall promptly pay all reasonable and necessary expenses and expenditures of Lender, including, without limitation, reasonable attorney’s fees and expenses, incurred or paid by Lender in protecting, enforcing or exercising its interests, rights or remedies created by, connected with or provided in this Agreement, or performance pursuant to this Agreement.

3.6 Pledge of Additional Patents and Licenses. If, before the Obligations have been finally paid and satisfied in full, either itself or through any agent, employee, licensee or designee shall:

(a)	file an application for the registration of any Patent with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof; or

(b)	file any assignment of any Patent which Assignor may acquire, own or license from a third party, with the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof;

Assignor shall promptly, but in no event less frequently than 45 days after the end of each fiscal quarter, notify Lender thereof, and, upon request of Lender shall promptly, but in no event more than twenty (20) days subsequent to such request, execute and deliver any and all agreements, instruments, documents and papers as Lender may reasonably request to evidence Lender’s security interest in such Patent or License and the good will and general intangibles of Assignor relating thereto or represented thereby. Assignor hereby grants Lender a power of attorney, irrevocable until the Obligations of Borrowers to Lender are fully paid and satisfied, to modify this Agreement by amending Schedule A and Schedule B, as applicable, to include any future Patents or Licenses, including, without limitation, registrations or applications appurtenant thereto.

3.7 Assignor’s Authority, Etc. Assignor has the right and power to mortgage and pledge the Collateral, and to grant the security interest in the Collateral herein granted; and the Collateral is not now, and at all times hereafter will not be subject to any liens, licenses, pledges, assignments, registered license agreements, covenants not to use by Assignor or other encumbrance of any nature whatsoever, and Assignor has not received any written notice from any third party claiming any right or interest in and to any of the Collateral or that Assignor’s use thereof infringes the rights of any third party.

3.8 Negative Pledge. Assignor will not, without the prior written consent of Lender, assign (by operation of law or otherwise), sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest or lien upon, grant an exclusive or non-exclusive license upon (other than those existing Licenses, if any, listed on Schedule B annexed hereto and made a part hereof or those that comply with Section 3.3(b) above), or otherwise encumber, grant rights to any other person upon or dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by Lender to any such action except as expressly permitted herein. Assignor shall defend the Collateral against and shall take such other action as is necessary to remove any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, and will defend the right, title and interest of Lender in and to any of Assignor’s rights under the Collateral against the claims or demands of all persons whomsoever.

3.9 No Additional Patents or Licenses.

(a) Other than those grants, registrations or applications for registrations listed on Schedule A annexed hereto and made a part hereof, Assignor does not as of the date hereof own any Patents or have any Patents registered in or the subject of pending applications in the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(b) Other than agreements relating to those Licenses listed on Schedule B annexed hereto and made a part hereof, Assignor is not as of the date hereof a party to any agreement relating to any License.

3.10 Additional Further Assurances. Assignor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country, or any political subdivision thereof (i) to maintain each registration and grant of the Patents and Licenses, and (ii) in accordance with its reasonable business judgment and at its expense, to halt any infringement of the Patents and shall properly exercise its duty to control the nature and quality of the goods offered by any licensees in connection with the Licenses.

3.11 Responsibility and Liability. Assignor assumes all responsibility and liability arising from the use of the Patents and Licenses, and hereby indemnifies and holds Lender and each director, officer, employee, affiliate and agent thereof, harmless from and against any claim, suit, loss, damage or expense (including attorneys’ fees and expenses) arising out of any alleged defect in any product manufactured, promoted or sold by Assignor in connection with any of the Patents or otherwise arising out of Assignor’s operation of its business from the use of the Patents. In any suit, proceeding or action brought by Lender under any License for any sum owing thereunder, or to enforce any provisions of such License, Assignor will indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, recoupment, claim, counterclaim, reduction or liability whatsoever of the obligee thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from Assignor, and all such obligations of Assignor shall be and remain enforceable against and only against Assignor and shall not be enforceable against Lender.

3.12 Lender’s Rights. Lender may, in its sole discretion, pay any amount or do any act required of Assignor hereunder or requested by Lender to preserve, defend, protect, maintain, record or enforce Assignor’s obligations contained herein, the Obligations of Borrowers to Lender, the Collateral, or the right, title and interest granted Lender herein, and which Assignor or Borrowers fail to do or pay, and any such payment shall be deemed an advance by Lender to Borrower and Assignor and shall be payable on demand together with interest thereon at the default rate as specified in the Loan Agreement, and the payment of which shall be secured by the Collateral.

3.13 Protection of the Patents.

(a) Assignor agrees that if it learns of any use by any person of any term or design likely to cause confusion with any Patent, or of any claim of any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, Assignor shall at Assignor’s expense promptly bring an action against such person for the protection of Assignor’s interest in and to such Patent. In addition, Assignor shall promptly notify Lender of such use, lien, security interest, claim, right or other encumbrance. If requested by Lender, Assignor shall allow Lender to join with Assignor, at Assignor’s expense, in such action in the event that Lender, in its reasonable discretion, deems such joinder advisable for the protection of Lender’s interest in and to the Patents.

(b) Upon the occurrence of an Event of Default, Assignor agrees that if it learns of any use by any person of any term or design likely to cause confusion with any Patent, or of any claim of any lien, security interest, claim, right or other encumbrance of any nature whatsoever in or to the Collateral, Assignor shall promptly notify Lender of such use, lien, security interest, claim, right or other encumbrance. Lender may, but is not obligated to, bring, at Assignor’s expense, such action as Lender, in its reasonable discretion, may deem advisable for the protection of Lender’s interest in and to the Patents.

4. Lender’s Appointment as Attorney-in-Fact.

4.1 Assignor hereby irrevocably constitutes and appoints Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with irrevocable power and authority in the place and stead of Assignor and in the name of Assignor or its own name, from time to time in Lender’s discretion, for the purposes of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Assignor, to do the following:

(a)	to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement or the Loan Agreement and to pay all or any part of the premiums therefor and the costs thereof, provided, however, until the occurrence of an Event of Default, Lender shall do the foregoing only if Assignor fails to do so within 10 days after being requested to do so by Lender;

(b)	upon the occurrence of an Event of Default:

(1)

to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Licenses and, in the name of Assignor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any License and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any License whatsoever;

(2)	to direct any party liable for any payment under any of the Licenses to make payment of any and all moneys due and to become due thereunder directly to Lender or as Lender shall direct;

(3)	to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(4)	to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(5)	to defend any suit, action or proceeding brought against Assignor with respect to any Collateral;

(6)	to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate;

(7)	generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Assignor might do.

4.2 This power of attorney is a power coupled with an interest and shall be irrevocable until such time that all Obligations are indefeasibly paid in full. Notwithstanding the foregoing, Assignor further agrees to execute any additional documents which Lender may require in order to confirm this power of attorney, or which Lender may deem necessary to enforce any of its rights contained in this Agreement.

4.3 The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Assignor for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.

4.4 Assignor also authorizes Lender to execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

5. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

5.1 the occurrence of any Event of Default under the Loan Agreement;

5.2 a breach by Assignor of any covenant contained in this Agreement and such breach continues beyond any applicable grace or notice period, provided, however, that if no grace or notice period is expressly provided and Assignor’s breach is capable of cure, Lender will provide Assignor notice and 5 days opportunity to cure before an Event of Default is deemed to exist, provided further however that Lender will not be required to provide the foregoing notice and opportunity to cure, together with any similar notice and opportunity to cure required under any other subsection of this Section 5 or under any other Loan Document, more than twice in any one calendar year;

5.3 if any warranty or representation contained in this Agreement, including, without limitation, the warranties and representations contained in Section 3 of this Agreement, shall be incorrect in any material respect when made, or if of a continuing nature, becomes materially false; to the extent that any aforementioned statement or representation is made to the best of the information, knowledge or belief of Assignor but the underlying statement or representation is nonetheless false or misleading in any material respect, an Event of Default will be deemed to have occurred hereunder if Assignor fails to correct the condition underlying the statement or representation within twenty (20) days after notice from Lender to do so.

6. Remedies. Upon the occurrence of an Event of Default, in addition to all other rights and remedies of Lender, whether under law, in equity or otherwise (all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently):

6.1 Lender shall have all of the rights and remedies set forth in the Loan Agreement.

6.2 Immediately upon Lender’s written request, Assignor shall not make any further use of the Patents for any purposes.

6.3 Lender may, at any time and from time to time, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine.

6.4 Lender may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Assignor in, to and under any one or more license agreements with respect to the Collateral, including, without limitation the Licenses, and take or refrain from taking any action under any license or sublicensee thereof, and Assignor hereby releases Lender from, and agrees to hold Lender free and harmless from and against, any claims arising out of any action taken or omitted to be taken with respect to any such license agreements except claims arising out of Lender’s willful misconduct.

6.5 Lender may foreclose upon the Collateral for the purpose of using, assigning, selling or otherwise disposing of the Collateral or any of it, either with or without special or other conditions or stipulations, and record any documents with the United States Patent and Trademark Office necessary to evidence Lender’s ownership in the Collateral.

6.6 Lender may appear before the United States Patent and Trademark Office as owner, or as the representative of the owner, of the Collateral, without recording or filing any documents to evidence Lender’s ownership in the Collateral.

6.7 Whether or not Lender forecloses upon the Collateral in accordance with this Agreement, Lender may, at any time and from time to time, assign, sell, or otherwise dispose of, the Collateral or any of it either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which Lender shall, in its sole discretion, deems appropriate or proper.

6.8 In addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, Lender may, at any time, pursuant to the authority granted in the Power of Attorney in the form of Schedule C annexed hereto and made a part hereof (such authority being effective only upon the occurrence of an Event of Default), execute and deliver on behalf of Assignor, one or more instruments of assignment of the Patents (or any application or registration thereof), in form suitable for filing, recording or registration in any country. Assignor agrees to pay when due all reasonable costs and expenses incurred in any such transfer of the Patents, including any taxes, fees and reasonable attorneys’ fees, and all such costs shall be added to the Obligations of Borrowers to Lender. Lender shall apply the proceeds actually received from any such license, assignment, sale or other disposition to the payment of the Obligations of Borrowers to Lender as provided for in the Loan Agreement. Assignor shall remain liable for any deficiency with respect to the Obligations of Borrowers to Lender, which shall bear interest and be payable at the Default Rate under the Loan Agreement. The rights of Assignor to receive any surplus shall be subject to any duty of Lender imposed by law to the holder of any subordinate security interest in the Collateral known to Lender. Nothing contained herein shall be construed as requiring Lender to take any such action at any time.

7. Execution of Special Power of Attorney. Concurrently with the execution and delivery of this Agreement, Assignor is executing and delivering to Lender a certain Power of Attorney, in the form of Schedule C annexed hereto and made a part hereof, to be used by Lender for the implementation of the sale, assignment, licensing or other disposition of the Collateral pursuant to this Agreement but only in the exercise of Lender’s remedies after the occurrence of an Event of Default.

8. Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by a written instrument expressly referring to this Agreement and executed by the party to be charged.

9. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the successors, assigns or other legal representatives of Assignor, and shall, together with the rights and remedies of Lender hereunder, be binding upon and inure to the benefit of Lender, successors, assigns or other legal representatives.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11. Notices. All notices, requests, demands and other communications provide for hereunder shall be in writing (unless otherwise expressly provided herein) and shall be sent and deemed to have been received as set forth in the Loan Agreement.

12. Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one and the same instrument.

13. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

14. Acknowledgment of Receipt. Assignor acknowledges receipt of a copy of this Agreement.

15. No Waiver. No course of dealing between Assignor and Lender, and no delay or omission of Lender in exercising or enforcing any of Lender’s rights and remedies hereunder shall constitute a waiver thereof; and no waiver by Lender of any Event of Default shall operate as a waiver of any other Event of Default.

16. Severability. If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, this Agreement shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Agreement in any jurisdiction.

17. Interest Granted to Lender. Notwithstanding any provision of this Agreement to the contrary, the interest granted to Lender under this Agreement is intended to be a pledge and a security interest only, and the execution of this Agreement is not intended to create an assignment or a transfer of title or any other property rights to the Patents.

18. WAIVER OF JURY TRIAL. ASSIGNOR AGREES (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, LENDER ALSO AGREES) THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR ASSIGNOR ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ASSIGNOR’S COUNSEL, WAIVES (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, LENDER ALSO WAIVES), TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, ASSIGNOR WAIVES ANY RIGHT ASSIGNOR MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. ASSIGNOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

IN WITNESS WHEREOF, Assignor has caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:	PROCATH CORPORATION

/s/ David I. Bruce	By:	/s/ James J. Caruso
David I. Bruce		James J. Caruso